UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2019

Akorn, Inc.

(Exact name of registrant as specified in charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On April 16, 2019, Akorn, Inc. (the “Company”), together with certain of its subsidiaries (the Borrower and such subsidiaries, collectively, the “Loan Parties”), entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) governing its asset-based revolving credit facility with the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). The A&R Credit Agreement amends and restates the Company’s existing credit agreement, dated as of April 17, 2014 (the “Existing Credit Agreement”). The A&R Credit Agreement provides for a revolving line of credit of up to $150,000,000 on an uncommitted basis, and amends the Existing Credit Agreement in certain other respects, including, among other things:

•	Extending the maturity date by 90 days to July 16, 2019; and

•	Decreasing the undrawn fee from 0.25% to 0.05%.

The amended revolving facility is fully uncommitted and discretionary with each Lender under the A&R Credit Agreement permitted to make revolving loans or issue letters of credit in its sole discretion.

The representations and warranties of the Loan Parties contained in the A&R Credit Agreement have been made solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks (collectively, the “Credit Parties”). In addition, such representations and warranties (a) have been made only for purposes of the A&R Credit Agreement and the other Loan Documents (as defined therein), (b) have been qualified by disclosures made to the Credit Parties in connection with the A&R Credit Agreement, (c) are subject to materiality and other qualifications contained in the A&R Credit Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the A&R Credit Agreement and such other dates as are specified in the A&R Credit Agreement and (e) have been included in the A&R Credit Agreement for the purpose of allocating risk between the Loan Parties, on the one hand, and the Credit Parties, on the other hand, rather than establishing matters as facts. Accordingly, the A&R Credit Agreement is included with this filing only to provide investors with information regarding the terms of the A&R Credit Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the A&R Credit Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the A&R Credit Agreement is not complete and is qualified in its entirety by reference to the A&R Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 16, 2019, among Akorn, Inc., certain of its subsidiaries, as guarantors, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 17, 2019	AKORN, INC.

	By:	/s/ Duane Portwood
		Name:	Duane Portwood
		Title:	Executive Vice President and Chief Financial Officer